UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2023

DCP MIDSTREAM, LP

(Exact name of registrant as specified in its charter)

Delaware	001-32678	03-0567133
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6900 E. Layton Ave, Suite 900

Denver, Colorado 80237

(Address of principal executive offices, including zip code)

(303) 595-3331

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common units representing limited partnership interests	DCP	New York Stock Exchange
7.875% Series B Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units	DCP PRB	New York Stock Exchange
7.95% Series C Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units	DCP PRC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On January 5, 2023, DCP Midstream, LP, a Delaware limited partnership (the “Partnership”), DCP Midstream GP, LP, a Delaware limited partnership and the general partner of the Partnership (the “General Partner”), DCP Midstream GP, LLC, a Delaware limited liability company and the general partner of the General Partner (“DCP GP LLC”), Phillips 66, a Delaware corporation (“Phillips 66”), Phillips 66 Project Development Inc., a Delaware corporation and indirect wholly owned subsidiary of Phillips 66 (“PDI”), and Dynamo Merger Sub LLC, a Delaware limited liability company and wholly owned subsidiary of PDI (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Merger Sub will merge with and into the Partnership, with the Partnership surviving as a Delaware limited partnership (the “Merger”).

Under the terms of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each common unit representing a limited partner interest in the Partnership (each, a “Common Unit”) issued and outstanding as of immediately prior to the Effective Time (other than the Sponsor Owned Units, as defined below) (each, a “Public Common Unit”) will be converted into the right to receive $41.75 per Public Common Unit in cash, without any interest thereon.

The General Partner has agreed to declare, and cause the Partnership to pay, a cash distribution in respect of the Common Units in an amount equal to $0.43 per Common Unit for each completed quarter ending on or after December 31, 2022 and prior to the Effective Time. If the record date for any such distribution has not occurred prior to the Effective Time, the Partnership will establish or reestablish the record date for such quarter as the day that includes the Effective Time.

The Partnership’s preferred units will be unaffected by the Merger and will remain outstanding immediately following the Merger.

The Common Units owned by DCP Midstream, LLC, a Delaware limited liability company (“DCP Midstream”), and the General Partner (collectively, the “Sponsor Owned Units”) will be unaffected by the Merger and will remain outstanding immediately following the Merger. Under the terms of the Merger Agreement, at the Effective Time, PDI’s ownership interest in Merger Sub will be converted into a number of new Common Units equal to the number of Public Common Units. As a result of the Merger, Phillips 66’s economic interest in the Partnership will increase from 43.3% to approximately 86.8%. Enbridge Inc.’s economic interest in the Partnership will remain unchanged at approximately 13.2%.

The Merger Agreement and the transactions contemplated thereby, including the Merger, were unanimously approved on behalf of the Partnership by the special committee (the “Special Committee”) and the board of directors of DCP GP LLC (the “Board of Directors”), which is the general partner of the General Partner. The Special Committee, which is comprised of independent members of the Board of Directors, retained independent legal and financial advisors to assist it in evaluating and negotiating the Merger.

The Merger Agreement contains customary representations and warranties from the parties and each party has agreed to customary covenants. Completion of the Merger is subject to certain customary conditions, including, among others: (i) there being no law or injunction prohibiting consummation of the transactions contemplated under the Merger Agreement; (ii) the mailing of an information statement on Schedule 14C at least 20 days prior to the closing of the Merger; (iii) subject to specified materiality standards, the accuracy of the representations and warranties of each party; and (iv) compliance by each party in all material respects with its respective covenants.

The Merger Agreement provides for certain termination rights for both Phillips 66 and the Partnership, including in the event that (i) the parties agree by mutual written consent to terminate the Merger Agreement; (ii) the closing of the Merger does not occur on or before October 5, 2023; (iii) a law or injunction prohibiting the consummation of the transactions contemplated by the Merger Agreement is in effect and has become final and non-appealable; or (iv) the other party is in material breach of the Merger Agreement.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by the actual Merger Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.

The foregoing summary of the Merger Agreement has been included to provide investors and security holders with information regarding the terms of the Merger Agreement and is qualified in its entirety by the terms and conditions of the Merger Agreement. It is not intended to provide any other factual information about the Partnership, Phillips 66 or their respective subsidiaries and affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of such agreement and as of specified dates, were solely for the benefit of the respective parties to such agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the respective parties to such agreement instead of establishing these matters as facts, and may be subject to standards of materiality that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Partnership, Phillips 66 or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Partnership’s or Phillips 66’s public disclosures.

Relationships

DCP Midstream is the sole member of DCP GP LLC, which is the general partner of the General Partner, and DCP Midstream owns all of the limited partner interests in the General Partner, which is the general partner of the Partnership. On behalf of the General Partner, DCP GP LLC manages the Partnership’s operations and activities through the Board of Directors and its officers. Phillips Gas Company LLC, an indirect wholly owned subsidiary of Phillips 66, is the Class A Managing Member of DCP Midstream and has the power, except as limited in certain instances, to conduct, direct and manage all activities of DCP Midstream associated with the Partnership, DCP GP LLC and the General Partner, including the power to appoint or remove any director of the Board of Directors and vote the Common Units that are owned by DCP Midstream and the General Partner. DCP Midstream and the General Partner together own approximately 56.5% of the Common Units issued and outstanding as of December 30, 2022.

Item 5.07	Submission of Matters to a Vote of Securityholders.

The Board of Directors authorized the holders of Common Units to act by written consent pursuant to the terms of the Fifth Amended and Restated Agreement of Limited Partnership of the Partnership in order to provide their approval of the Merger Agreement and the transactions contemplated thereby, including the Merger. On January 5, 2023, concurrently with the execution and delivery of the Merger Agreement, DCP Midstream and the General Partner, which, together, own greater than a majority of the outstanding Common Units, delivered a written consent to the General Partner that was sufficient to approve the Merger Agreement and the transactions contemplated thereby, including the Merger.

Item 7.01	Regulation FD Disclosure.

The Partnership and Phillips 66 issued a joint press release on January 6, 2023, announcing the execution of the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 7.01 by reference.

The information set forth in this Item 7.01 and the attached Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Additional Information and Where You Can Find It

This report does not constitute a solicitation of any vote or approval with respect to the proposed transaction. This report relates to a proposed business combination between Phillips 66 and the Partnership. In connection with the proposed transaction, Phillips 66 and the Partnership expect to file an information statement and other documents with the U.S. Securities and Exchange Commission (“SEC”). INVESTORS AND SECURITYHOLDERS OF PHILLIPS 66 AND THE PARTNERSHIP ARE ADVISED TO CAREFULLY READ ANY INFORMATION STATEMENT AND ANY OTHER DOCUMENTS THAT HAVE BEEN FILED OR MAY BE FILED WITH THE SEC (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION, THE PARTIES TO THE TRANSACTION AND THE RISKS ASSOCIATED WITH THE TRANSACTION. The definitive information statement, when available, will be sent to securityholders of the Partnership relating to the proposed transaction. Investors and securityholders may obtain a free copy of such documents and other relevant documents (if and when available) filed by Phillips 66 or the Partnership with the SEC from the SEC’s website at www.sec.gov. Securityholders and other interested parties will also be able to obtain, without charge, a copy of such documents and other relevant documents (if and when available) from Phillips 66’s website at www.phillips66.com under the “Investors” tab under the heading “SEC Filings” under the “Financial Information” sub-tab or from the Partnership’s website at www.dcpmidstream.com under the “Investors” tab and the “SEC Filings” sub-tab.

Participants in the Solicitation

Phillips 66, the Partnership and their respective directors, executive officers and certain other members of management may be deemed to be participants in the solicitation of consents in respect of the transaction. Information about these persons is set forth in Phillips 66’s proxy statement relating to its 2022 Annual Meeting of Stockholders, which was filed with the SEC on March 31, 2022; Phillips 66’s Annual Report on Form 10-K, which was filed with the SEC on February 18, 2022; certain of Phillips 66’s Current Reports on Form 8-K; the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2021, which was filed with the SEC on February 18, 2022; and subsequent statements of changes in beneficial ownership on file with the SEC. Securityholders and investors may obtain additional information regarding the interests of such persons, which may be different than those of the respective companies’ securityholders generally, by reading the information statement and other relevant documents regarding the transaction (if and when available), which may be filed with the SEC.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements as defined under the federal securities laws, including statements regarding the anticipated consummation of the proposed transaction and the timing thereof. Although management believes that expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to be correct. In addition, these statements are subject to certain risks, uncertainties and other assumptions that are difficult to predict and may be beyond our control, including market conditions, customary closing conditions, and other factors described in the Partnership’s filings with the SEC. If one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, the Partnership’s actual results may vary materially from what management anticipated, estimated, projected or expected.

Investors are encouraged to closely consider the disclosures and risk factors contained in the Partnership’s annual and quarterly reports filed from time to time with the SEC. The forward-looking statements contained herein speak only as of the date of this report. The Partnership undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated January 5, 2023, by and among Phillips 66, Phillips 66 Project Development Inc., Dynamo Merger Sub LLC, DCP Midstream, LP, DCP Midstream GP, LP and DCP Midstream GP, LLC.

99.1	Press Release, dated January 6, 2023.

*	The schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K and will be provided to the Securities and Exchange Commission or its staff upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DCP MIDSTREAM, LP

By:	DCP MIDSTREAM GP, LP
its General Partner

By:	DCP MIDSTREAM GP, LLC
its General Partner

By:	/s/ George R. Green
Name:	George R. Green
Title:	Group Vice President and General Counsel

January 6, 2023